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                                                                   EXHIBIT 23.2






                       CONSENT OF INDEPENDENT ACCOUNTANTS




We consent to the inclusion in this registration statement on Form S-11 of our reports dated July 31, 1996 on our audits of the balance sheets of Captec Franchise Capital Partners L.P. IV and Captec Franchise Capital Corporation IV. We also consent to the reference to our firm under the caption "Experts".


/s/ COOPERS & LYBRAND L.L.P.


Detroit, Michigan
July 31, 1996